UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 24, 2024

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Pembroke HM11, Bermuda
(Address of principal executive offices)
(Zip Code)
(441) 295-1422
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2024 annual general meeting of shareholders (the “Annual Meeting”) of James River Group Holdings, Ltd. (the “Company”) held on October 24, 2024, the Company’s shareholders approved an amendment (the “Third Amendment”) to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (the “2014 LTIP”). The Third Amendment increases the number of the Company’s common shares authorized for issuance under the 2014 LTIP by 525,000 common shares.
At the Annual Meeting, the Company’s shareholders also approved an amendment (the “Second Amendment”) to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan (the “Non-Employee Director Plan”). The Second Amendment increases the number of the Company’s common shares authorized for issuance under the Non-Employee Director Plan by 100,000 common shares and extends the duration of the Non-Employee Director Plan from 2024 to 2034.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders elected each of Matthew B. Botein, Thomas L. Brown, Frank N. D’Orazio, Kirstin M. Gould, Dennis J. Langwell, Christine LaSala, Peter B. Migliorato and Ollie L. Sherman, Jr. for a one-year term to hold office until the 2025 annual general meeting of shareholders. The Company’s shareholders also approved (i) the re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2025 annual general meeting of shareholders and authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, (ii) the 2023 compensation of the Company’s named executive officers on a non-binding, advisory basis, (iii) the frequency of future shareholder votes on the compensation of the Company’s named executive officers on a non-binding, advisory basis, (iv) the amendment of the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan and (v) the amendment of the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan.
The following is a summary of the voting results for each matter presented to the shareholders at the Annual Meeting:
Proposal 1 – Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
1a. Matthew B. Botein	29,823,083	583,726	8,526	5,532,109
1b. Thomas L. Brown	28,506,137	1,900,672	8,526	5,532,109
1c. Frank N. D’Orazio	29,828,744	572,618	13,973	5,532,109
1d. Kirstin M. Gould	28,222,137	2,176,673	16,525	5,532,109
1e. Dennis J. Langwell	28,740,500	1,658,159	16,676	5,532,109
1f. Christine LaSala	29,500,374	898,435	16,526	5,532,109
1g. Peter B. Migliorato	28,762,225	1,644,584	8,526	5,532,109
1h. Ollie L. Sherman, Jr.	27,993,268	2,408,464	13,603	5,532,109
Proposal 2 - The re-appointment of Ernst & Young LLP.

For	Against	Abstain	Broker Non-Votes
35,124,616	722,226	100,602	0
Proposal 3 - The approval of the 2023 compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
29,555,101	835,282	24,952	5,532,109

Proposal 4 - The approval of the frequency of future shareholder votes on the compensation of our named executive officers:

1 year	2 years	3 years	Abstain
29,812,990	11,951	539,540	50,854
Based on the results of the vote, the Board has determined that the Company will hold a vote on named executive officer compensation every year.
Proposal 5 - The approval of an amendment to the 2014 LTIP.

For	Against	Abstain	Broker Non-Votes
29,104,673	852,395	458,267	5,532,109
Proposal 6 - The approval of an amendment to the Non-Employee Director Plan.

For	Against	Abstain	Broker Non-Votes
29,184,378	774,079	456,878	5,532,109

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibits are furnished as a part of this Form 8-K:

Exhibit No.	Description
10.1	Third Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan
10.2	Second Amendment to the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: October 25, 2024	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer